Exhibit 99.3

CONSENT OF SANDLER O’NEILL & PARTNERS, L.P.

We hereby consent to the inclusion of our opinion letter to the Board of Directors of Rockville Financial Inc. (the “Company”) as Annex D to the Proxy Statement/Prospectus relating to the proposed Merger (as defined in the Proxy Statement/Prospectus) to which the Company and United Financial Bancorp, Inc. are parties, as contained in the Registration Statement on Form S-4 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission, and to the references to our firm and such opinion in such Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Act”), or the rules and regulations of the Securities and Exchange Commission thereunder (the “Regulations”), nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Act or the Regulations.

/s/ Sandler O’Neill + Partners, L.P.

New York, New York

December 18, 2013